UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2024

BERRY GLOBAL GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	1-35672	20-5234618
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Oakley Street

Evansville, Indiana 47710

(Address of principal executive offices / Zip Code)

(812) 424-2904

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BERY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On November 4, 2024, Berry Global Group, Inc., a Delaware corporation (the “Company”), Treasure Holdco, Inc., a Delaware corporation and, prior to the Merger (as defined below), a wholly owned subsidiary of the Company (“Spinco”), Glatfelter Corporation, a Pennsylvania corporation (“Glatfelter”), which has been renamed Magnera Corporation (“Magnera”), Treasure Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Glatfelter (“First Merger Sub”), and Treasure Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Glatfelter (“Second Merger Sub” and together with First Merger Sub, the “Merger Subs”), completed the previously disclosed transactions contemplated that certain RMT Transaction Agreement, dated as of February 6, 2024 (the “RMT Transaction Agreement”) as further described below.

Item 1.01	Entry into a Material Definitive Agreement.

On November 4, 2024, Spinco entered into a Term Loan Credit Agreement with the Borrower (as defined therein), the lenders party thereto and Citibank, N.A. as administrative agent and collateral agent for the lenders, which established a term loan facility (the “Term Loan Facility”) in the outstanding principal amount of $785 million that matures in seven years. In connection with the Transactions (as defined below), Magnera assumed Spinco’s obligations in respect of the Term Loan Facility.

Additionally, on November 4, 2024, Spinco entered into an Asset-Based Revolving Credit Agreement with Magnera and certain other borrower parties thereto, the lenders party thereto and Wells Fargo Bank, National Association as administrative agent, collateral agent and U.K. security trustee for the lenders, which established a revolving credit facility (the “Revolving Credit Facility”) in the aggregate amount of $350 million. In connection with the Transactions, Magnera assumed Spinco’s obligations in respect of the Revolving Credit Facility.

As previously disclosed, on October 25, 2024, Treasure Escrow Corporation (the “Escrow Issuer”), a wholly owned indirect subsidiary of the Company, issued $800,000,000 aggregate principal amount of 7.250% senior secured notes due 2031 (the “Notes”) pursuant to an indenture, dated as of October 25, 2024, between the Escrow Issuer and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and collateral agent (as amended and supplemented, the “Indenture”). On November 4, 2024, Magnera assumed all of the obligations under the Notes and entered into that certain First Supplemental Indenture, dated as of November 4, 2024, by and among the Escrow Issuer, Second Merger Sub and the Trustee, and the Second Supplemental Indenture, dated as of November 4, 2024, by and among Magnera, Second Merger Sub, certain subsidiaries of Magnera and the Trustee. Upon such assumption, the Escrow Issuer was released from its obligations under the Notes and the Indenture.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 4, 2024, the Company completed the previously disclosed transactions contemplated by (i) the RMT Transaction Agreement, (ii) that certain Separation and Distribution Agreement, dated as of February 6, 2024 (the “Separation Agreement”), by and among the Company, Spinco, Glatfelter and Merger Subs, and (iii) certain other agreements in connection with the proposed transactions contemplated by the RMT Transaction Agreement and the Separation Agreement. Specifically, (1) the Company transferred the business, operations, and activities that constitute the majority of its Health, Hygiene, and Specialties segment to include its global nonwovens and hygiene films business (the “HHNF Business”), subject to certain exceptions as set forth in the Separation Agreement, to Spinco (the “Separation”), (2) the Company distributed to its stockholders all of the shares of common stock, par value $0.01 per share, of Spinco (the “Spinco Common Stock”) held by the Company by way of a pro rata dividend such that each holder of shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) was entitled to receive one share of Spinco Common Stock for each share of Company Common Stock held as of the record date, November 1, 2024 (the “Distribution”), (3) First Merger Sub was merged with and into Spinco, with Spinco as the surviving corporation and wholly owned subsidiary of Glatfelter (the “First Merger”), and (4) immediately following the First Merger, Spinco was merged with and into Second Merger Sub, with Second Merger Sub as the surviving limited liability company and wholly owned subsidiary of Glatfelter (collectively with the First Merger, the “Merger” and together with the Separation and the Distribution, the “Transactions”). Upon completion of the Merger, Second Merger Sub became a wholly owned subsidiary of Magnera, and the holders of Spinco Common Stock were entitled to receive 0.276305 shares of Magnera common stock (the “Exchange Ratio”) for each share of Spinco Common Stock held on November 1, 2024.

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As a result of the completion of the Transactions, holders of Company Common Stock (as holders of Spinco Common Stock immediately following the Distribution) own approximately 90% of the outstanding capital stock of Magnera, on a fully diluted basis (computed using the treasury method).

In addition, as a result of the Transactions described above, Spinco will no longer be a member of the Company’s controlled group as of the closing of the Transactions. The Company is the sponsor of the Berry Global, Inc. Defined Benefit Pension Plan (the “Berry Plan”), the Company’s EIN is 43-2107725, and the Berry Plan’s plan number is 001. Kerr Group, Inc., a member of the Company’s controlled group, is the sponsor of the Kerr Group, Inc. Retirement Income Plan (the “Kerr Group Plan”), Kerr Group, Inc.’s EIN is 95-0898810, and the Kerr Group Plan’s plan number is 001. While there were other participating employers in the past, the Company is currently the only contributing sponsor for both the Berry Plan and the Kerr Group Plan.

For additional information regarding the HHNF Business, please refer to the registration statement on Form 10 and the information statement included therein, which Spinco initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 23, 2024 (as amended, the “Registration Statement”), relating to the Company’s spin-off of Spinco. On October 22, 2024, the Registration Statement became effective. The Registration Statement includes a preliminary information statement that describes the spin-off of Spinco and provides information regarding the Company, Glatfelter, Spinco and the HHNF business.

The final information statement, dated November 4, 2024 (the “Information Statement”), is attached hereto as Exhibit 99.1. On November 4, 2024, the Company made the Information Statement publicly available and began mailing the Information Statement to its stockholders.

The foregoing description is qualified in its entirety by reference to the Information Statement.

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with being designated by the Company to serve on the Board of Directors of Magnera, Rick Rickertsen announced that he has determined to resign from his position as a director of the Company, effective November 4, 2024.

Item 7.01	Regulation FD Disclosure.

On November 4, 2024, the Company issued a press release announcing the completion of the Transactions, furnished as Exhibit 99.2 hereto, which, along with the information set forth under the Introductory Note, is incorporated herein by reference.

The information in this Item 7.01, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Information Statement of Treasure Holdco., Inc., dated November 4, 2024
99.2	Press Release dated November 4, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BERRY GLOBAL GROUP, INC.
(Registrant)

Dated: November 4, 2024	By:	/s/ Jason K. Greene
		Name:	Jason K. Greene
		Title:	Executive Vice President, Chief Legal Officer and Secretary